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                                                                    Exhibit 10.1


   [RPM Letterhead]

RONALD A. RICE
VICE PRESIDENT - ADMINISTRATION
ASSISTANT SECRETARY



April 12,2002


Mr. Thomas C. Sullivan
Chairman & CEO
RPM, INC.
P. O. Box 777
Medina, OH 44258

RE: Succession and Post-Retirement Consulting

Dear Tom:

During the past year, as you are well aware, the Compensation Committee, on behalf of the entire Board, has been engaged in a thorough review of the executive management transition and succession process. In order to facilitate a smooth and orderly transition of responsibilities within RPM's executive management team upon your retirement on January 1, 2003, the Compensation Committee has considered and recommended that RPM retain your continued services as a Consultant. The significant events leading up to your retirement and the overall terms of your consulting relationship with RPM have been mutually agreed to as follows:

1) Effective October 11, 2002 you will step down as CEO and Frank will, upon election by the Board, succeed to the title and position of CEO and President. However, you have agreed to continue to serve as Chairman of the Board and serve as a Board member in Class I until the expiration of such term or until a successor has been duly elected.

2)   Effective January 1, 2003, you will retire from employee status.

3) For the twenty-nine (29) month period, January 1, 2003 through May 31, 2005 (the "Consulting Period"), you have agreed to maintain a commitment to RPM by utilizing your industry experience and business relationships to assist in corporate development related activities including identifying acquisition opportunities, as may be requested from time-to-time by the Company.

The Compensation Committee has recognized and RPM agrees that your continued commitment beyond retirement, as Chairman and Consultant, will bring meaningful value to the Company and its shareholders. Given the material benefits to RPM, the Company has agreed to the following compensation and benefits transition and structure:



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                                                                         4/12/02
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 1.  EMPLOYMENT AGREEMENT DATED FEBRUARY 1, 2001 -- By the terms of this
     Agreement, and coincident with your retirement date, your Employment Period will expire on January 1, 2003. Accordingly, you will no longer be entitled to further payment of your active employee Base Salary and will no longer be entitled to participate in the Benefit Plans, except as required by law, the terms of the Benefit Plans, or as provided for during the Consulting Period (see below).

 2. CONSULTING PERIOD -- During the twenty-nine (29) month Consulting Period, the Company will pay you a gross amount of $2,102,500 (which will be paid in equal monthly installments throughout the Consulting Period) for your services as Consultant, Chairman and Board Member. In addition, during the Consulting Period, you will also be entitled to the following benefits at the Company's sole cost and expense:

     a.  Use of reasonable off-site office space;
     b.  Use of a part-time administrative assistant;
     c. Use of your current Company Car, whereupon at the end of the Consulting Period, the Company will purchase and transfer full ownership to you;
     d. Continued coverage under the Company's Health Insurance Plan for you and your eligible dependent;
     e. Continued payment of the standard monthly membership dues during the Consulting Period for two country clubs, and the quarterly membership dues for The Union Club; and
     f.  Continuation of financial planning services, as currently provided

     The Company believes the arrangements described above provide RPM with assurance of an orderly and effective transition and provides the management team continued access to your unique knowledge, insights and experience. This letter constitutes the entire agreement concerning this subject matter and supersedes all prior and contemporaneous agreements, if any.

     Sincerely yours,

     RPM, INC.

     /s/ Ronald A. Rice

     Ronald A. Rice
     Vice President -- Administration and Assistant Secretary

     cc       Compensation Committee
              Frank C. Sullivan
              P. Kelly Tompkins

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     I HAVE READ, UNDERSTAND AND ACCEPT ALL OF THE TERMS AND CONDITIONS AS SET
     FORTH IN THIS LETTER AGREEMENT.


      /s/ Thomas C. Sullivan                            5/24/02
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     (Signature)                                        Date


      /s/ Mary Hall Crawford                           5/24/02
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      (Witness)                                        Date